UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2016 (September 20, 2016)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

On September 20, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).  As of July 22, 2016, the record date for holders of common shares of beneficial interest (“common shares”) entitled to vote at the Annual Meeting, there were 121,149,767 common shares outstanding and entitled to vote at the Annual Meeting.  Of the common shares entitled to vote, 94,183,983, or approximately 77.74% of the common shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Declaration of Trust.  There were three matters presented and voted on at the Annual meeting.  Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 —Election of nine nominees to serve on the Board of Trustees for a one-year term and until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
				37,093,107
Jeffrey P. Caira	55,866,007	622,847	602,022
Michael T. Dance	55,853,542	633,811	603,523
Linda J. Hall	54,982,468	1,721,007	387,401
Terrance P. Maxwell	55,551,525	917,758	621,593
Timothy P. Mihalick	55,467,707	1,276,748	346,421
Jeffrey L. Miller	55,686,377	1,182,857	221,642
John A. Schissel	56,102,641	648,387	339,848
John D. Stewart	55,493,146	1,284,417	313,313
Jeffrey K. Woodbury	55,099,500	1,073,761	917,615

The shareholders elected all nine of the nominees as trustees.

Proposal 2 —Non-binding advisory resolution on executive compensation.

	For	Against	Abstain	Broker Non- Votes

Votes Cast	54,713,097	1,953,533	424,246	37,093,107

The shareholders approved the non-binding advisory resolution on executive compensation.

Proposal 3 —Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

	For	Against	Abstain	Broker Non- Votes

Votes Cast	92,893,748	500,161	790,074	0

The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: September 23, 2016	By:	/s/ Timothy P.Mihalick
Timothy P. Mihalick
Chief Executive Officer